Exhibit 10.9
CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (“Agreement") is entered into on this 20th day of November, 2007, by and among Soil Disposal Group, Inc., a New York corporation (“Representative"), PEI Disposal Group, Inc., a Delaware corporation (the “Company” and with Pure Earth, Inc., a Delaware corporation (“PEI”), and any and all subsidiaries and affiliates of PEI and the Company, individually, a “PEI Entity” and, collectively, the “PEI Entities"), and ________________ residing at ________________ (hereinafter, “you” or “your").
BACKGROUND
The PEI Entities’ business includes the purchase, sale, treatment, processing, cleansing, transport, disposal and/or use or reuse of contaminated soils (including without limitation, soils not meeting applicable regulatory definitions of clean fill, and soils considered contaminated under applicable regulatory definitions), uncontaminated soils, aggregate materials, dredged materials, construction debris, demolition debris, as well as other liquid, solid and semi-solid waste materials (the “Business” and any services provided to customers in connection with the Business are referred to herein as the “Services”). The Company and Representative are parties to a certain Sales Representative Agreement dated the date hereof (as the same may be amended or modified from time to time, the “Sales Representative Agreement"), pursuant to which Representative has agreed to promote and solicit orders for the sale of Services on behalf of the Company. You may, during the course of your employment, contractual relationship or other affiliation with the Company be provided or otherwise become made aware of certain trade secrets and confidential and proprietary information related to the Company’s and other PEI Entities’ business, operations and customers. As a condition precedent to employment, you have agreed to enter into this Agreement and be bound by the confidentiality and restrictive covenants contained herein, and you acknowledge that you entry into this Agreement is a material inducement to your employment or retention by the Company. A copy of the Sales Representative Agreement is attached hereto as Exhibit A.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:
1. Affiliation with Representative. You are being employed or retained directly by Representative who is an independent contractor providing sales and marketing services to the Company. You understand that you are not an employee or independent contractor to the Company or any other PEI Entity and you are not in privity of contract with the Company or any other PEI Entity, except for your confidentiality, non-solicitation and non-competition obligations under this Agreement. Nothing in this Agreement shall be construed to constitute that you are an independent contractor, partner, employee or agent of the Company or any other PEI Entity, nor shall you have any authority to bind any PEI Entity. Nothing provided in this Agreement shall be deemed to grant you any right, authority or power to assume, create or expand any contract, obligation or responsibility, expressed or implied, on behalf of or in the name of any PEI Entity, or to make any representation, warranty or guarantee with respect to any PEI Entity or the services provided by the PEI Entities.
2. Confidentiality. You recognize and acknowledge that by reason of your employment or with or retention by Representative, you may be given access to confidential and/or proprietary information of the PEI Entities in connection with the services to be performed under the Sales Representative Agreement, including, without limitation, information and knowledge pertaining to innovations, designs, ideas, plans, trade secrets, proprietary information, sales and profit figures, customer and client lists (including, without limitation, Persons identified as prospective customers), and relationships between certain PEI Entities, customers, clients, suppliers and others who have business dealings with PEI Entities (collectively, “Confidential Information”). You acknowledge that such Confidential Information is a valuable and unique asset of the applicable PEI Entities and you covenant and agree that you will at all times keep confidential such Confidential Information, and will not at any time (a) disclose, in whole or in part, any Confidential Information to any Person for any reason or purpose whatsoever unless authorized in writing to do so by the Company, or (b) use any Confidential Information for your own purpose or for the benefit of any Person other than the Company. At any other time upon request of the Company or any other PEI Entity, you shall promptly deliver to the Company or such other PEI Entity, all property, equipment, sales literature, promotional materials, other records, documents and materials relating to the Company or such other PEI Entity (including information and documents stored on computers, disks or any other medium), regardless of whether or not such information is Confidential Information. Confidential Information does not include information which: (a) is known to you at the time of disclosure to you by the Company as evidenced by your person written records, (b) has become publicly known and made generally available through no wrongful act of yours, (c) has been rightfully received by you from a third party who is authorized to make disclosure.
3. Non-Competition; Non-Solicitation; Non-Disparagement. You agree that you will not, except with the Company’s prior written consent, during the Restrictive Covenant Period (as defined below), directly on directly:
(a) for your own benefit or for the benefit of any Person in any business in competition with the Business, canvas, contact, solicit, contract with or accept any business from any customer or prospective customer of a PEI Entity, including, without limitation, any Person that is on a list of prospective customers;
(b) request or advise any past, present or future customers (a future customer being defined as one that has been actively solicited by any PEI Entity prior to the cessation of your employment) of such PEI Entity, including, without limitation, any Person on a list of prospective customers, to withdraw, curtail or cancel their business with such PEI Entity;
(c) render services to, become engaged as an independent contractor by, own or have a financial interest in (either as a partner, joint venturer, owner, stockholder, independent contractor or any other role) any business which is engaged in the same, similar or competitive business as the Business, within a 125 mile radius of Times Square, New York, except that nothing herein shall prohibit you from owning up to 1% of the outstanding shares in a publicly traded corporation;
(d) induce, offer, assist, encourage or suggest (i) that another business or enterprise offer employment to or enter into a business affiliation with any Person that is or was an employee, agent or representative of any PEI Entity within the one (1) year period prior to such solicitation or employment, or (ii) that any PEI Entity employee, agent or representative terminate his employment or business affiliation with such PEI Entity;
(e) hire, employ or contract with any Person that is or was an employee, agent or representative of any PEI Entity within the one (1) year period prior to such employment or engagement; or
(f) disparage any of the PEI Entities or any of their respective directors, officers, employees or agents.
“Restrictive Covenant Period” shall mean the period including the term of your employment with or engagement by Representative and continuing until the earlier to occur of (i) the expiration of eighteen (18) months following termination of your employment with or engagement by Representative or (ii) the end of the Restricted Period (as defined in the Sales Representative Agreement), provided, however, that if Representative’s appointment as a sales representative of the Company under the Sales Representative Agreement is terminated for any reason during the term of your employment with Representative, then the Restrictive Covenant Period shall end on the earlier of eighteen (18) months following the date that Representative’s appointment as a sales representative of the Company is terminated or (ii) the end of the Restricted Period.

4. Injunctive Relief.
(a) You agree that any breach by you of the covenants and agreements contained in this Agreement will result in irreparable injury to the applicable PEI Entities for which money damages could not adequately compensate the PEI Entities, and, therefore, in the event of any such breach, the PEI Entities shall be entitled (in addition to any other rights and remedies which they may have at law or in equity) to have an injunction, whether preliminary, mandatory, temporary or permanent issued by any competent court of equity enjoining and restraining you and/or any other Person involved therein from continuing such breach without the necessity of showing any particular injury or damage or posting of any bond or other security. The existence of any claim or cause of action which you may have against any PEI Entity or any other Person shall not constitute a defense or bar to the enforcement of such covenants.
(b) You agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described herein is fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the PEI Entities and that you would not have been employed or otherwise retained by Representative unless you agreed to the restrictive covenants contained in this Agreement and executed and delivered this Agreement.
(c) If any portion of the covenants or agreements contained herein, or the application thereof, is construed to be invalid or unenforceable, then the other portions of such covenant(s) or agreement(s) or the application thereof shall be considered divisible and not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.
5. Miscellaneous
(a) This Agreement shall not be assignable by you without the prior written consent of the Company. The Company may assign this Agreement and its rights and obligations hereunder without your consent in connection with the sale of all or substantially all of the assets of the Company or to any successor entity to the Company by operation of law or otherwise.
(b) The term “Person” means any natural person, corporation, partnership, limited liabiltiy company, trust or other entity.
(c) The headings contained in this Agreement are inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement for any purposes, and shall not in any way define or affect the meaning, construction or scope of any of the provisions of this Agreement.
(d) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without regard to its conflicts of laws principles). The parties irrevocably consent to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania located in Bucks County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in all matters arising out of or relating to this Agreement or otherwise arising between the parties and the parties waive any objection based on forum non conveniens and any objection to venue in connection therewith. The parties hereto waive personal service of process and consent to service of process by registered or certified mail, return receipt requested. If the Company is forced to resort to the courts in order to enforce its rights under this Agreement, the Company will be entitled to receive reimbursement of any and all legal fees and costs incurred in connection therewith.
(e) This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements, discussions and proposals, both oral and written, between you and the Company. This Agreement may not be amended or modified, and no waiver hereunder shall be valid or binding, unless set forth in writing, duly executed by the party against whom enforcement of the amendment, modification or waiver is sought.

(f) The parties agree that the Company, each other PEI Entity and Representative each has legitimate and protectible interests in connection with this Agreement, and the Company, each other PEI Entity and Representative each has an independent direct right to enforce the terms of this Agreement. Additionally, the Company and each other PEI Entity is an intended third party beneficiary to Representative’s rights under this Agreement and the parties acknowledge and agree that the Company and each other PEI Entity, as an intended third party beneficiary, has an independent and direct right to enforce the terms of this Agreement.
(g) Neither the failure nor delay of either party to exercise any right or remedy under this Agreement shall operate or be construed as a waiver of any such right or remedy or constitute an excuse for any subsequent breach of this Agreement.
(h) You acknowledge that you have carefully read and considered the provisions of this Agreement, have had an opportunity to consult with an independent legal counsel of your choosing, and accept this Agreement on the terms set forth herein.
(i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original and constitute one and the same instrument. Faxed signatures are authorized.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below their respective signatures.

PEI DISPOSAL GROUP, INC.

By:		, Individually

Joseph Kotrosis, President

SOIL DISPOSAL GROUP, INC.

By:

Richard Rivkin, President

State of New York	)
County of Nassau	} SS:
)
On this  _____  day of November, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph Kotrosis, President of PEI Disposal Group, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his representative capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

(Signature and office of individual taking acknowledgement)
Sworn to before me this  _____
day of November, 2007

State of New York	)
County of Nassau	} SS:
)
On this  _____  day of November, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard Rivkin, President of Soil Disposal Group, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his representative capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

(Signature and office of individual taking acknowledgement)
Sworn to before me this  _____
day of November, 2007

State of New York	)
County of Nassau	} SS:
)
On this  _____  day of November, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his individual capacity, and that by his signature on the instrument, the individual executed this instrument

(Signature and office of individual taking acknowledgement)
Sworn to before me this  _____
day of November, 2007

Exhibit A
Sales Representative Agreement
Form of Sales Representative Agreement attached hereto